                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                   Three Months Ended June 30,
                                                                  1996                   1995
                                                                  ----                   ----
                                                                  (Thousands of Dollars)

PRIMARY
Net income (loss)..................................             $      (670)      $       962
                                                                ===========       ===========

Weighted average shares outstanding................               9,511,548         9,453,730
                                                                ===========       ===========

Net income (loss) per share........................             $      (.07)      $       .10
                                                                ===========       ===========

FULLY DILUTED

Net income (loss)..................................             $      (670)      $       962


ADD:
         Interest on 7% Convertible Subordinated
          Debentures, net of applicable income
          taxes....................................                     244               244
                                                                -----------       -----------

Net income (loss) for fully diluted net income (loss)
 per share.........................................             $      (426)      $     1,206
                                                                ===========       ===========

Weighted average number of shares used in
 calculating primary net income (loss) per share...               9,511,548         9,453,730

ADD:

         Shares issuable upon conversion of 7%
          Convertible Subordinated Debentures......               1,033,128         1,076,814

         Stock options.............................                    -                -
                                                                -----------       -----------
Weighted average number of shares used in
 calculating fully diluted net income (loss) per
  share............................................              10,544,676        10,530,544
                                                                ===========       ===========
Fully diluted net income (loss) per share..........             $      (.04)      $       .11
                                                                ===========       ===========

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                  Six Months Ended June 30,
                                                                   1996             1995
                                                                   (Thousands of Dollars)

PRIMARY
Net income (loss)..................................            $      (653)     $     1,534
                                                               ===========      ===========

Weighted average shares outstanding................              9,541,188        9,502,614
                                                               ===========      ===========

Net income (loss) per share........................            $      (.07)     $       .16
                                                               ===========      ===========

FULLY DILUTED

Net income (loss)..................................            $      (653)     $     1,534


ADD:
         Interest on 7% Convertible Subordinated
          Debentures, net of applicable income
          taxes....................................                    489              489
                                                               -----------      -----------
Net income (loss) for fully diluted net income (loss)
 per share.........................................            $      (164)     $     2,023
                                                               ===========      ===========

Weighted average number of shares used in
 calculating primary net income (loss) per share...              9,541,188        9,502,614

ADD:
         Shares issuable upon conversion of 7%
          Convertible Subordinated Debentures......              1,033,128        1,125,689

         Stock options.............................                  1,492            -
                                                               -----------      -----------

Weighted average number of shares used in
 calculating fully diluted net income (loss) per
  share............................................             10,575,808       10,628,303
                                                               ===========      ===========

Fully diluted net income (loss) per share..........            $      (.02)     $       .19
                                                               ===========      ===========